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                                                                    EXHIBIT 99.2


PROXY                       POWERBRIEF, INC.                              PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder(s) of PowerBrief, Inc. hereby appoints Ernest
D. Rapp and Robert W. Ohnesorge, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the common stock of PowerBrief, Inc. at the Special Meeting of Stockholders of PowerBrief, Inc. to be held at 600 Travis, Suite 2500, Houston, Texas 77002, at 10:00 a.m., Central time, on Friday, January 26, 2001, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

PROPOSAL:     APPROVAL AND ADOPTION OF THE AGREEMENT AND               FOR       AGAINST      ABSTAIN
              PLAN OF MERGER DATED SEPTEMBER 15, 2000 WITH             [ ]       [ ]          [ ]
              INTEGRATED ORTHOPAEDICS, INC., AS AMENDED.


      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.


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                                                    Signature(s)

                                        Dated                             , 2001
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                                         (PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. WHEN SIGNING AS
                                         ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE, GUARDIAN, ETC., GIVE FULL
                                         TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH
                                         JOINT OWNER SHOULD SIGN.)

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                 PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY
                   THE PROXY CARD USING THE ENCLOSED ENVELOPE.
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